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                                   B Y L A W S
                                     OF THE
                 CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY


                       ARTICLE I - OFFICE OF THE AUTHORITY

     The principal office of the Castle Rock Ranch Public Improvements Authority (the "Authority") shall be located at 4582 South Ulster Street Parkway, Suite 902, Denver, Colorado 80237.

                       ARTICLE II - MEMBERS AND DIRECTORS

     Section 1. DESIGNATION. The Authority shall be managed by a Board of Directors, who shall each have one vote in the conduct of the affairs of the Authority. There shall not be any members of the Authority.

     The provisions for the appointment or election of Directors, the term of office thereof, and the provisions for meetings of Directors shall be as hereafter set forth in Article III relating to Directors.

     Section 2. PROPERTY INTEREST OF MEMBERS AND DIRECTORS. No Director of the Authority shall have any right, title, or interest in or to any real or personal property or other assets of the Authority during its existence, or upon the dissolution of the Authority.

     Section 3. NON-LIABILITY FOR DEBTS. The private property of the Directors shall be exempt from execution or other liability for any debts of the Authority and no Director shall be liable or responsible for the debts or liabilities of the Authority.

     Section 4. INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the extent permitted by law, the Authority shall indemnify any Director, officer, or former Director or officer, of the Authority, against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit, or proceedings, civil or criminal, or for any loss or claim resulting from any such action, suit, or proceeding, in which he or she is made a party by reason of being or having been a Director or officer, including any matter as to which he or she is adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty to the Authority.

     The Authority is authorized to obtain a policy or policies of insurance for the purpose of providing such indemnification of the Directors and officers of the Authority.

                       ARTICLE III - BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Authority shall be managed by a Board of Directors consisting of not less than three and not more than nine Directors.

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     Section 2. QUALIFICATIONS AND TERM OF OFFICE.  Each Director shall be at least eighteen years of age at the time of such appointment as a Director.

     Those Directors who shall constitute the first Board of Directors (as set forth in the Articles of Incorporation), shall hold office for the term indicated below:

               Directors                          Term Ends
               ---------                          ---------
     Franklin L. Haney                            February, 2000

     C. Roger Addlesperger                        February, 2000

     Each Director shall hold office until his or her successor shall have been appointed and qualified.

     All subsequent members of the Board of Directors of the corporation shall be appointed by resolution of the Board of Directors of Dawson Ridge Metropolitan District No. 5, which resolution shall provide for the term of office of such subsequent member of the Board of Directors.

     Section 3. ANNUAL MEETING. A regular annual meeting of the Directors shall be held at the principal place of business, or at such other place as the Directors shall determine, on the 2nd day of April at 2:00 p.m. in each year, for the purpose of electing officers and appointing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, the meeting shall be held on the next succeeding business day.

     Section 4. SPECIAL MEETINGS. Special meetings of the Directors may be called by the President or any Director, and it shall then be the duty of the Secretary to cause notice of such meeting to be given as hereinafter provided. Special meetings may be held at any place within or outside the Community.

     Section 5. NOTICE OF MEETINGS. Written notice of the date, time, and place of each special meeting shall be delivered personally or mailed by first class United States mail to each Director at least five (5) days prior to the date of meeting. Waiver of the notice of any meeting may be given by any Director, either before or after the time of such meeting, and attendance at any meeting shall constitute a waiver of the notice of such meeting.

     Section 6. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting, and if less than a quorum is present, a majority of those present may adjourn the meeting from time to time without further notice. All resolutions or motions for the transaction of the business of the Authority shall require the affirmative vote of a majority of the Board of Directors.


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     Section 7. VACANCY.  Whenever a vacancy shall occur in the membership of the Board of Directors, or whenever the term of office of any Director shall cease, such vacancy or vacancies shall be filled by resolution of the then existing Board of Directors of the Authority. A Director appointed to fill a vacancy shall be elected for the unexpired term of office so filled.

     Section 8. COMPENSATION. No Director shall receive any salary or compensation for their services nor shall any Director, nor any person from whom the Authority may receive any property or funds, receive of the Authority any pecuniary profit from the operations of the Authority; provided however, that (a) reasonable compensation may be paid to agents and employees hired by the Authority for services rendered in effecting one or more purposes of the Authority, and (b) any Director may, from time to time, be reimbursed for his or her actual and, reasonable expenses incurred in connection with the administration of the affairs of the Authority.

     Section 9. CONFLICT OF INTEREST. No Director shall enter into any contract or agreement with the Board in which there exists a conflict of interest of such person in his or her capacity as a Director.

                           ARTICLE IV - OFFICERS

     Section 1. OFFICERS. The officers of the Authority shall be a President, a Vice President, a Secretary, and a Treasurer. Any two or more offices may be held by the same person, except that the office of the President and Secretary shall not be held by the same person.

     Section 2. ELECTION AND TERM OF OFFICE. The officers of the Authority shall be elected annually by the Board of Directors at the regular annual meeting of the Board. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified.

     Section 3. REMOVAL. Any officer elected by the Board of Directors may be removed by a unanimous vote of the remaining Directors.

     Section 4. VACANCY. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. PRESIDENT. The President shall be the principal executive officer of the Authority and shall in general supervise and control all of the business and affairs of the Authority. He or she shall preside at all meetings of the Board of Directors, and may sign, together with the Secretary or any other proper officer of the Authority authorized by the Board of Directors, any leases, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws or by statute to some other officer or agent of the Authority; and in general he or she shall perform all duties


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incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6. VICE PRESIDENT. In the absence of the President or in event of the inability or refusal of the President to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 7. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Authority; shall receive and give receipts for moneys due and payable to the Authority from any source whatsoever, and deposit all such moneys in the name of the Authority in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; shall render to the Board of Directors from time to time statements, which may be written or oral, of the financial condition of the Authority; and shall in general perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 8. SECRETARY. The Secretary shall keep the minutes of the meeting of the Board of Directors in one or more books provided for that purpose; shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; shall be custodian of the corporate records and of the seal of the Authority and affix the seal of the Authority to all documents, the execution of which on behalf of the Authority under its seal is duly authorized in accordance with the provisions of these Bylaws; and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

                                ARTICLE V - SEAL

     The corporate seal of the Authority shall be in the form of a circle and shall have inscribed thereon the words "Castle Rock Ranch Public Improvements Authority".

                            ARTICLE VI - FISCAL YEAR

     The fiscal year of the Authority shall begin on the first (lst) day of January of each year and shall end on the thirty-first (31st) day of December of such year.

                            ARTICLE VII - AMENDMENTS

     These Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the Board of Directors voting at any special or regular meeting. Notwithstanding the foregoing, these Bylaws may not be altered, amended or repealed so as to be inconsistent with the Articles of Incorporation, or with applicable law.


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     IN WITNESS WHEREOF, I have hereunto signed my name this 29th day of
March, 1996 in Denver, Colorado.


                                        [SIGNATURE ILLEGIBLE]
                                        ---------------------------
                                        Secretary






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